Exhibit 10.1

                              INVACARE CORPORATION

                      401(K) PLUS BENEFIT EQUALIZATION PLAN

               (As amended and restated effective January 1, 2003)

                              INVACARE CORPORATION
                      401(K) PLUS BENEFIT EQUALIZATION PLAN
               (As amended and restated effective January 1, 2003)


                                Table of Contents


                                                                            Page

Article I INTRODUCTION........................................................1
   1.1      Name of Plan......................................................1
   1.2      Purposes of Plan..................................................1
   1.3      "Top Hat" Pension Benefit Plan....................................1
   1.4      Plan Unfunded.....................................................1
   1.5      Effective Date....................................................1
   1.6      Administration....................................................1

Article II DEFINITIONS AND CONSTRUCTION.......................................2
   2.1      Definitions.......................................................2
   2.2      Number and Gender.................................................5
   2.3      Headings..........................................................5

Article III PARTICIPATION AND ELIGIBILITY.....................................6
   3.1      Participation.....................................................6
   3.2      Commencement of Participation.....................................6
   3.3      Cessation of Active Participation.................................6

Article IV DEFERRALS, MATCHING & PROFIT SHARING CONTRIBUTIONS.................7
   4.1      Deferrals by Participants.........................................7
   4.2      Effective Date of Participation and Deferral Election Form........7
   4.3      Modification or Revocation of Election by Participant.............7
   4.4      Matching Contributions............................................8
   4.5      Make Whole Contributions..........................................8
   4.6      Discretionary Contributions.......................................8
   4.7      Hardship Distribution Under 401(k) Plan...........................8

Article V VESTING, DEFERRAL PERIODS AND EARNINGS ELECTIONS....................9
   5.1      Vesting...........................................................9
   5.2      Deferral Periods..................................................9
   5.3      Earnings Elections................................................9

Article VI ACCOUNTS..........................................................10
   6.1      Establishment of Bookkeeping Accounts............................10
   6.2      Subaccounts......................................................10
   6.3      Hypothetical Nature of Accounts..................................10

Article VII PAYMENT OF ACCOUNT...............................................11
   7.1      Timing of Distribution of Benefits...............................11
   7.2      Adjustment for Investment Gains and Losses Upon a Distribution...12
   7.3      Form of Payment or Payments......................................12
   7.4      Accelerated Distribution.........................................12
   7.5      Designation of Beneficiaries.....................................13
   7.6      Amendments.......................................................13
   7.7      Change in Marital Status.........................................13
   7.8      No Beneficiary Designation.......................................14
   7.9      Unclaimed Benefits...............................................14
   7.10     Hardship Withdrawals.............................................14
   7.11     Withholding......................................................14

Article VIII ADMINISTRATION..................................................15
   8.1      Committee........................................................15
   8.2      General Powers of Administration.................................15
   8.3      Indemnification of Committee.....................................15

Article IX DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION....16
   9.1      Claims...........................................................16
   9.2      Claim Decision...................................................16
   9.3      Request for Review...............................................16
   9.4      Review of Decision...............................................17
   9.5      Discretionary Authority..........................................18

Article X MISCELLANEOUS......................................................19
   10.1     Plan Not a Contract of Employment................................19
   10.2     Non-Assignability of Benefits....................................19
   10.3     Amendment and Termination........................................19
   10.4     Unsecured General Creditor Status Of Employee....................20
   10.5     Severability.....................................................20
   10.6     Governing Laws...................................................20
   10.7     Binding Effect...................................................20
   10.8     Entire Agreement.................................................20
   10.9     No Guaranty of Tax Consequences..................................20

                              INVACARE CORPORATION
                      401(K) PLUS BENEFIT EQUALIZATION PLAN
               (As amended and restated effective January 1, 2003)



                                   Article I
                                  INTRODUCTION

1.1      Name of Plan.

          Invacare Corporation (the "Company") hereby amends in its entirety and restates the Invacare Corporation 401(k) Plus Benefit Equalization Plan (the "Plan").

1.2      Purposes of Plan.

          The purposes of the Plan are to provide deferred compensation for a select group of management or highly compensated Employees of the Company and to provide eligible Employees the opportunity to maximize their elective contributions to the Invacare Retirement Savings Plan (the "401(k) Plan") notwithstanding certain limitations in the Code.

1.3      "Top Hat" Pension Benefit Plan.

          The Plan is an "employee pension benefit plan" within the meaning of ERISA Section 3(2). The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, is exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code Section 401(a).

1.4      Plan Unfunded.

          The Plan is unfunded. All benefits will be paid from the general assets of the Company, which will continue to be subject to the claims of the Company's creditors. No amounts will be set aside for the benefit of Plan Participants or their Beneficiaries.

1.5      Effective Date and Restatement Date.

          The Plan was originally effective as of March 1, 1994. The amended and restated Plan is effective as of the Restatement Date.

1.6      Administration.

          The Plan shall be administered by the Committee or its delegates, as set forth in Section 8.1.

                                   Article II
                          DEFINITIONS AND CONSTRUCTION

2.1      Definitions.

          For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

          (a) "Account" means the bookkeeping account maintained by the Company on behalf of each Participant pursuant to Section 6.1.

          (b) "Base Salary" means the base rate of cash compensation, including commissions, paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.1 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under
     Section 125 of the Code maintained by the Company.

          (c) "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre tax basis and credited to his Account pursuant to Section 4.1.

          (d) "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.5 or, in the absence of an effective designation, the person or entity described in Section 7.8.

          (e) "Board" means the Board of Directors of the Company.

          (f) "Bonus Compensation" means the amount awarded to a Participant for a Plan Year under any bonus arrangement maintained by the Company.

          (g) "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre tax basis and credited to his Account pursuant to Section 4.1.

          (h) "Change In Control" means the happening of any of the following events:

               (i) Any person or entity (other than any employee benefit plan or employee stock ownership plan of Invacare Corporation, or any person or entity organized, appointed, or established by Invacare Corporation, for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of thirty percent (30%) or more of the total outstanding voting power of Invacare Corporation, as reflected by the power to vote in connection with the election of directors, or commences or publicly announces an intent to commence a tender offer or exchange offer the consummation of which would result in the Person becoming the Beneficial Owner of thirty percent (30%) or more of the total outstanding voting power of Invacare Corporation as reflected by the power to vote in connection with the election of directors. For purposes of this Section 2.1(h)(i), the terms "Affiliates," "Associates," and "Beneficial Owner" will have the meanings given them in the Rights Agreement, dated as of April 2, 1991, between Invacare Corporation and National City Bank, as Rights Agent, as amended from time to time.

               (ii) At any time during a period of twenty-four  (24) consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board, unless the election, or the nomination for election by the Invacare Corporation's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were either directors at the beginning of the period or are continuing directors.

               (iii) A record date is established for determining shareholders entitled to vote upon:

                    (A) A merger or  consolidation  of the Invacare  Corporation with another corporation (which is not an affiliate of Invacare Corporation) in which Invacare Corporation is not the surviving or continuing company or in which all or part of the outstanding common shares are to be converted into or exchanged for cash, securities, or other property;

                    (B) a sale or other  disposition of all or substantially all of the assets of Invacare Corporation; or

                    (C)  the   dissolution  or  liquidation   (but  not  partial
               liquidation) of Invacare Corporation.

          (i) "Code" means the Internal Revenue Code of 1986, as amended.

          (j) "Committee" means the administrative committee named to administer the Plan pursuant to Section 8.1.

          (k) "Company" means Invacare Corporation and any successor thereto.

          (l) "Deferral Period" means the period of time for which a Participant elects to defer receipt of the Base Salary Deferrals and Bonus Deferrals credited to such Participant's Account. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Base Salary Deferrals and Bonus Deferrals are credited to the Participant's Account.

          (m) "Directors" means the Board of Directors of the Company.

          (n) "Discretionary Contribution" means the Company's contribution, if any, made pursuant to Section 4.6.

          (o) "Restatement Date" means January 1, 2003, except where a different date is specifically set forth. In addition, Section 4.7 and Article IX are each effective January 1, 2002.

          (p) "Employee" means any common-law employee of the Company.

          (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (r) "401(k) Plan" means the Invacare Retirement Savings Plan, as amended from time to time.

          (s) "IQC Quarterly Employer Contribution" means a contribution equal to the contribution that would have been made to the 401(k) Plan for a Participant but for the limitation on compensation contained in Section 401(a)(17) of the Code. Make Whole Contributions commenced as of January 1, 2001.

          (t) "Matching Contribution" means the amount, as determined by the Company on an annual basis, that would be credited to the Participant's Base Salary Deferrals and Bonus Deferrals if such deferrals had been deferred by the Participant into the 401(k) Plan, which is credited by the Company to the Account of each Participant based on such Participant's Base Salary and Bonus Deferrals.

          (u) "Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to
     Article III.

          (v) "Participation and Deferral Election Form" means the written agreement pursuant to which the Participant elects the amount of his Base Salary and/or his Bonus Compensation to be deferred pursuant to the Plan, the Deferral Period, if any, the deemed investment of amounts deferred and the time and form of payment of such amounts and such other matters as the Committee shall determine from time to time.

          (w)  "Plan"  means  the  Invacare   Corporation  401(k)  Plus  Benefit
     Equalization Plan, as in effect on the Restatement Date and as amended from time to time hereafter.

          (x) "Plan Year" means the twelve-consecutive month period commencing January 1 of each year ending on the following December 31.

          (y) "Profit Sharing Contribution" means the amount, if any, as determined by the Company of non-elective non-matching contribution which would have been made for or allocated to a Participant under the 401(k) Plan for a Plan Year, but which is not made or allocated because of the limitation on compensation which may be taken into account under Code
     Section 401(a)(17) and/or the Participant's participation in this Plan. Annual Profit Sharing Contributions ceased as of December 31, 2000. "Retirement" means the termination of employment after the attainment of age fifty-five (55) and upon completion of ten (10) or more years of service.

          (z) "Retirement" means the termination of employment after the attainment of age fifty-five (55) and upon completion of ten (10) or more years of service.

          (aa) "Valuation Date" means the last business day of each calendar month and each special valuation date designated by the Committee.

          (bb) "Years of Service" shall have the same meaning as in the 401(k) Plan.

2.2      Number and Gender.

          Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3      Headings.

          The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the rest of the Plan, the text shall control.

                                  Article III
                          PARTICIPATION AND ELIGIBILITY

3.1      Participation.

          Participants in the Plan are those Employees who are (a) subject to the income tax laws of the United States, (b) members of a select group of highly compensated or management Employees of the Company, and (c) selected by the Committee or its delegates, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant.

3.2 Commencement of Participation.

          Except as provided in the following sentence, an Employee shall become a Participant effective as of the first day of the Plan Year following the date on which his Participation and Deferral Election Form becomes effective. A newly hired Employee who completes a Participation and Deferral Election Form within 30 days of the date on which his employment commences shall become a Participant as of the date on which his Participation and Deferral Election Form becomes effective under Section 4.2.

3.3      Cessation of Active Participation.

          Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Committee. In the event of such cessation, the last four sentences of Section 4.1 shall apply as if such cessation had been a termination of employment. Any such Committee action shall be communicated to such Participant prior to the effective date of such action.

                                   Article IV
               DEFERRALS, MATCHING & PROFIT SHARING CONTRIBUTIONS

4.1      Deferrals by Participants.

          Before the first day of each Plan Year, a Participant may file with the Committee a Participation and Deferral Election Form pursuant to which such Participant elects to make Base Salary Deferrals and/or Bonus Deferrals. Any such Participant election shall be subject to a maximum of fifty percent (50%) of Base Salary and one hundred percent (100%) of Bonus Compensation, an annual minimum of two thousand dollars ($2000), and to any other rules prescribed by the Committee in its sole discretion. Base Salary Deferrals will be credited to the Account of each Participant as of the last day of each calendar month, if and to the extent that the Participant earned such Base Salary as an Employee in such calendar month. Bonus Deferrals will be credited to the Account of each Participant as of the last day of the month in which such Bonus Compensation otherwise would have been paid to the Participant in cash, provided that the Participant is an Employee at the time such Bonus Compensation would have been paid. A Participant whose employment terminates prior to or during the calendar month in which his Bonus Compensation would have been paid to him in cash will be paid his Bonus Deferral in cash. Such termination of employment shall not affect Base Salary Deferrals and Bonus Deferrals previously credited to the Account of a Participant whose employment terminates.

4.2      Effective Date of Participation and Deferral Election Form.

          A Participant's annual Participation and Deferral Election Form shall become effective on the first day of the Plan Year to which it relates. The Participation and Deferral Election Form of Employees who are first employed by the Company during a Plan Year shall become effective as of the first 401(k) Plan enrollment date following his date of employment on which the Employee is eligible to participate in the 401(k) Plan provided the Participation and Deferral Election Form is completed prior to that date. If a Participant fails to complete a Participation and Deferral Election Form before the first day of the Plan Year in which Participant shall earn the compensation to which the Participation and Deferral Election Form relates or if a newly hired Employee fails to complete the Participation and Deferral Election Form prior to the first 401(k) Plan enrollment date following his date of hire, the Participant or Employee, as the case may be, shall be deemed to have elected not to make Base Salary Deferrals and/or Bonus Deferrals for such Plan Year.

4.3      Modification or Revocation of Election by Participant.

          A Participant may change the amount of his Base Salary or Bonus Deferrals during a Plan Year as of the first day of each calendar quarter provided that such change is made no later than the day immediately preceding the first day of the calendar quarter or unless the Committee determines that he has suffered a severe, sudden and unforeseeable hardship as is more fully described in Section 7.10. Under no circumstances may a Participant's Participation and Deferral Election Form be made, modified or revoked retroactively.

4.4      Matching Contributions.

          Each Participant who elects to make Base Salary and/or Bonus Deferrals to the Plan and who has completed at least six (6) months of service will receive a Matching Contribution equal to a certain percentage of the sum of Participant's Base Salary and Bonus Deferrals. The Matching Contribution percentage to be contributed to the Plan shall be equal to the matching contribution percentage provided in the 401(k) Plan. Matching Contributions will be credited to the Participant's Account as of the last day of the calendar month in which the Base Salary and/or Bonus Deferrals to which the Matching Contributions relate are credited to the Participant's Account.

4.5      IQC Quarterly Employer Contributions.

          For each calendar quarter, the Account of each Participant shall be credited with such Make Whole Contribution, if any, to which he is entitled under Section 2.1(s).

4.6      Discretionary Contributions.

          For each Plan Year, the Account of each Participant shall be credited with such Discretionary Contribution, if any, as is determined by the Company for such Plan Year.

4.7      Hardship Distribution Under 401(k) Plan.

          If required by the terms of the 401(k) Plan, a Participant who receives a hardship distribution under the 401(k) Plan shall not be eligible to make deferrals for a six (6) month period after receipt of the hardship distribution.

                                   Article V
                VESTING, DEFERRAL PERIODS AND EARNINGS ELECTIONS

5.1      Vesting.

          A Participant shall be 100% vested at all times in the amount of his Account which is attributable to Base Compensation Deferrals and Bonus Deferrals. Matching Contributions, IQC Quarterly Employer Contributions and Profit Sharing Contributions shall vest in accordance with the terms of the 401(k) Plan. Discretionary Contributions shall vest in accordance with the Company's determination which shall be made when such contributions are made. Notwithstanding the foregoing, all Matching Contributions, Profit Sharing Contributions, Discretionary Contributions and IQC Quarterly Employer Contributions shall be 100% vested immediately upon a Change in Control. Any provisions of the Plan relating to the distribution of a Participant's Account shall mean only the vested portion of such Account. Since the Plan is unfunded, the portion of a Participant's Account which is not vested and therefore not distributed with the vested portion of his Account shall remain property of the Company and not be allocated to Accounts of other Participants or otherwise inure to their benefit.

5.2      Deferral Periods.

          A Deferral Period may be (a) for any period of five (5) years or more but may not end later than the year in which the Participant would attain age 70 or (b) until a Participant's termination of employment. A Participant must specify on the Participation and Deferral Election Form the Deferral Period for the Base Salary Deferrals and Bonus Deferrals to be made to the Plan for the Plan Year to which the Participation and Deferral Election Form relates, subject to the provisions of Section 7.1(a) and rules determined by the Committee from time to time. In the event a Participant does not elect a Deferral Period for any Base Salary Deferrals or Bonus Deferrals for a Plan Year, such Participant shall be deemed to have elected a Deferral Period of five (5) years. If the Participant elects a period of years (option (a)) and is entitled to a distribution pursuant to such election prior to the events listed in Sections 7.1(b)(i), 7.1(b)(ii), and 7.1(b)(iii), distribution pursuant to such election shall not include Matching Contributions, Profit Sharing Contributions, Discretionary Contributions and Make Whole Contributions and earnings on those amounts. Any such distribution must be in a lump sum.

5.3      Earnings Elections.

          Amounts credited to a Participant's Account shall be credited or charged with earnings and losses based on hypothetical investments elected by the Participant. A Participant may elect different investment allocations for new contributions (contributions made by the Participant and by the Company) and existing Account balances. Only whole percentages may be elected, and the total elections must allocate 100% of all new contributions and 100% of all existing Account balances. Investment elections may be changed once per calendar quarter, effective as of the first day of such quarter, by written direction given at least seven days before the start of such quarter. The hypothetical investment alternatives and the procedures relating to the election of such investments, other than those set forth in this Section 5.3, shall be determined by the Committee from time to time. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses.

                                   Article VI
                                    ACCOUNTS

6.1      Establishment of Bookkeeping Accounts.

          A separate bookkeeping Account shall be maintained for each Participant. Such account shall be credited with the Base Salary Deferrals and Bonus Deferrals made by the Participant pursuant to Section 4.1, Matching Contributions made by the Company pursuant to Section 4.4, IQC Quarterly Employer Contributions made pursuant to Section 4.5, Discretionary Contributions made pursuant to Section 4.6 and Profit Sharing Contributions, if any, made prior to January 1, 2001, credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.3, and charged with distributions made to or with respect to a Participant.

6.2      Subaccounts.

          Within each Participant's bookkeeping Account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan.

6.3      Hypothetical Nature of Accounts.

          The Account established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only, so that Base Salary Deferrals, Bonus Deferrals, Matching Contributions, Discretionary Contributions, IQC Quarterly Employer Contributions and Profit Sharing Contributions can be credited to the Participant and so that earnings and losses on such amounts so credited can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant, former Participant, Beneficiary, or any other person.

                                  Article VII
                               PAYMENT OF ACCOUNT

7.1      Timing of Distribution of Benefits.

          (a) Distribution of Contribution to 401(k) Plan. As soon as practicable, but in no event later than March 15 of the Plan Year following the Plan Year for which the Participant executed the Participation and Deferral Election Form, the lesser of.

               (i) the allowable before-tax contribution which may be made on behalf of the Participant to the 401(k) Plan for the Plan Year for which the Participant executed the Participation and Deferral Election Form, and

               (ii) the sum of the Base Salary Deferral and the Bonus Deferral for the Plan Year for which the Participant executed the Participation and Deferral Election Form,

     shall be paid directly to Participant as compensation earned in the Plan Year for which the Participant executed the Participation and Deferral Election Form, unless the Participant previously elected (in both the Participation and Deferral Election Form and his 401(k) Plan elections) to have such amount contributed to the 401(k) Plan as an elective before-tax contribution.

     If the Participant elected to have such amount contributed to the 401(k) Plan as an elective before-tax contribution, such amount together with an amount equal to the applicable Matching Contributions shall be transferred directly to the Participant's Account in the 401(k) Plan and the
     appropriate   subaccounts  of   Participant's   Account  shall  be  charged
     accordingly. Notwithstanding the preceding, the Plan shall not make distributions to the Participant or the 401(k) Plan in excess of the Participant's Account balance. Distributions pursuant to this Section 7.1(a) may be made in one or more installments in the sole discretion of the Committee.

          (b) Distribution After Deferral Period. Distribution of that portion of a Participant's Account which is not distributed under Section 7.1(a) shall be made as soon as practicable following the date the Deferral Period for such amounts ends and following the valuation described in Section 7.2. Notwithstanding the foregoing, the Participant's entire Account shall be distributed to him (or his Beneficiary in the event of his death) as soon as practicable following the earliest to occur of the following and after the valuation described in 7.2:

               (i) the Participant's death;

               (ii) the Participant's permanent disability (as defined in the Company's long-term disability program); or

               (iii) the Participant's termination of employment.

7.2      Adjustment for Investment Gains and Losses Upon a Distribution.

          Upon a distributable event described in Section 7.1(b), the balance of a Participant's Account shall be determined as of the Valuation Date immediately following such event.

7.3      Form of Payment or Payments.

          Except as provided below, benefits as a result of death or other termination of employment shall be paid in the form elected by the Participant. The form elected shall apply to the entire Account. The election may be amended, provided that the amended election does not increase the duration of payments in the previous election. Any amendment to the form of benefits shall be effective beginning in the calendar year following the submission of the amendment. If a Participant terminates employment and qualifies as "Retirement" as defined under Section 2.1(z), the form of benefit shall be:

          (a) A lump sum amount which is equal to the applicable Account balance; or

          (b) Substantially equal installments of the Account amortized over a period of five (5), ten (10) or fifteen (15) years or sixty (60), one hundred twenty (120), or one hundred eighty (180) months. Gains and losses on the unpaid balance shall continue to be credited or charged to the Account in accordance with the provisions of Section 5.3. The amount of the installments payable may be changed periodically to reflect investment results.

          Notwithstanding the form elected, if a Participant terminates employment prior to qualifying for "Retirement" as defined under Section 2.1(z) or if the Participant's total Account is no more than twenty thousand dollars ($20,000) on the last Valuation Date prior to the commencement of distribution, the benefit shall be paid in a lump sum.

7.4      Accelerated Distribution.

          Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Committee or its delegates, a lump sum distribution of his vested Account balance, subject to the following penalty:

          (a) If the distribution is requested within twenty-four (24) months following a Change in Control, five percent (5%) of the Account shall be forfeited and ninety-five percent (95%) of the Account paid to the Participant.

          (b) If the distribution is requested following termination of employment and the Account is in pay status, five percent (5%) of the previously unpaid Account shall be forfeited and ninety-five percent (95%) of the previously unpaid Account paid to the Participant.

          (c) If the  distribution  is  requested at any time other than that in
     (a) or (b) above, five percent (5%) of the vested Account shall be forfeited and ninety-five percent (95%) of the vested Account shall be paid to the Participant. The unvested portion of the Account shall be forfeited.

          The Account balance shall be determined as of the Valuation Date immediately following the date on which the Committee receives the written request. A Participant who receives a distribution under this section shall forfeit participation in the Plan with regard to his election to defer compensation for the remainder of the Plan Year and the following Plan Year. The amount payable under this section shall be paid in a lump sum as soon as practical following the receipt of the Participant's written request by the Committee and the valuation of his Account.

7.5      Designation of Beneficiaries.

          Each  participant  shall have the right, at any time, to designate one
     (1) or more persons or an entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution of the Participant's Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or the consent cannot be obtained because the spouse cannot be located.

7.6      Change of Beneficiary Designation.

          Except as provided below, any nonspousal designation of Beneficiary may be changed by a Participant without the consent of such Beneficiary by the filing of a new designation with the Committee. The filing of a new designation shall cancel all designations previously filed.

7.7      Change in Marital Status.

          If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

          (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

          (b) If the Participant is unmarried at death but was married when the designation was made:

               (i)The designation shall be void if the spouse was named as Beneficiary.

               (ii)The designation shall remain valid if a nonspouse Beneficiary was named.

          (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

7.8      No Beneficiary Designation.

          If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

          (a) The Participant's surviving spouse;

          (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

          (c) The Participant's parents;

          (d) The Participant's estate.


7.9      Unclaimed Benefits.

          In the case of a benefit payable on behalf of a Participant, if the Committee is unable to locate the Participant or Beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

7.10     Hardship Withdrawals.

          A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all or any part of a Participant's Account derived from Base Salary and Bonus Deferrals if the Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee. The Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based. In the event of a hardship withdrawal, a Participant shall not be permitted to make deferrals for the remainder of the Plan Year and the following Plan Year

7.11     Withholding.

          All deferrals and distributions shall be subject to legally required income and employment tax withholding. Article VIII ADMINISTRATION

                                  Article VIII
                                 ADMINISTRATION
8.1      Committee.

          The Plan shall be administered by a Committee, which shall include the Senior Vice President of Human Resources and the Chief Financial Officer. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing. No member of the Committee who is a Participant shall participate in any matter relating to his status as a Participant or his rights or entitlement to benefits as a Participant.

8.2      General Powers of Administration.

          The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have discretionary authority to construe and interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. The Committee may promulgate such regulations as it deems appropriate for the operation and administration of the Plan. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

8.3      Indemnification of Committee.

          The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.

                                   Article IX
                           DETERMINATION OF BENEFITS,
                       CLAIMS PROCEDURE AND ADMINISTRATION

9.1      Claims.

          A Participant, Beneficiary or other person who believes that he or she is being denied a benefit to which he or she is entitled (hereinafter referred to as "Claimant"), or his or her duly authorized representative, may file a written request for such benefit with the Committee setting forth his or her claim. The request must be addressed to the Committee at the Company at its then principal place of business.

9.2      Claim Decision.

          Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than ninety days, and shall, in fact, deliver such reply within such period. However, the Committee may extend the reply period for an additional ninety days for reasonable cause. If the reply period will be extended, the Committee shall advise the Claimant in writing during the initial 90-day period indicating the special circumstances requiring an extension and the date by which the Committee expects to render the benefit determination.

          If the claim is denied in whole or in part, the Committee will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

          (a) the specific reason or reasons for the denial;

          (b) the specific references to pertinent Plan provisions on which the denial is based;

          (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary;

          (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

          (e) the time  limits  for  requesting  a review  of the  denial  under
     Section 9.3 and for the actual review of the denial under Section 9.4.

9.3      Request for Review.

          Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Senior Vice President of Human Resources of the Company ("Executive Officer") review the Committee's prior determination. Such request must be addressed to the Executive Officer at the Company at its then principal place of business. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which information shall be considered in the review under this Section without regard to whether such information was submitted or considered in the initial benefit determination.

          The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Committee in making its initial claims decision, (ii) was submitted, considered or generated in the course of the Committee making its initial claims decision, without regard to whether such instrument was actually relied upon by the Committee in making its decision or (iii) demonstrates compliance by the Committee with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants. If the Claimant does not request a review of the Committee's determination within such 60-day period, he or she shall be barred and estopped from challenging such determination.

9.4      Review of Decision.

          Within a reasonable period of time, ordinarily not later than sixty days, after the Executive Officer's receipt of a request for review, it will review the Committee's prior determination. If special circumstances require that the sixty-day time period be extended, the Executive Officer will so notify the Claimant within the initial 60-day period indicating the special circumstances requiring an extension and the date by which the Executive Officer expects to render its decision on review, which shall be as soon as possible but not later than 120 days after receipt of the request for review. In the event that the Executive Officer extends the determination period on review due to a Claimant's failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall not take into account the period beginning on the date on which notification of extension is sent to the Claimant and ending on the date on which the Claimant responds to the request for additional information.

          Benefits under the Plan will be paid only if the Executive Officer decides in its discretion that the Claimant is entitled to such benefits. The decision of the Executive Officer shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Claimant.

          If the Executive Officer makes an adverse benefit determination on review, the Executive Officer will render a written opinion, using language calculated to be understood by the Claimant, setting forth:

          (a) the specific reason or reasons for the denial;

          (b) the specific references to pertinent Plan provisions on which the denial is based;

          (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the Executive Officer in making its decision, (ii) was submitted, considered or generated in the course of the Executive Officer making its decision, without regard to whether such instrument was actually relied upon by the Executive Officer in making its decision or (iii) demonstrates compliance by the Executive Officer with its administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and

          (d) a statement of the Claimant's  right to bring a civil action under
     Section 502(a) of ERISA following the adverse benefit determination on such review.

9.5      Discretionary Authority.

          The Committee and Executive Officer shall both have discretionary authority to determine a Claimant's entitlement to benefits upon his claim or his request for review of a denied claim, respectively.

                                   Article X
                                  MISCELLANEOUS

10.1     Plan Not a Contract of Employment.

          The adoption and maintenance of the Plan shall not be or be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall give or be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time; nor shall the Plan give or be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

10.2     Non-Assignability of Benefits.

          No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

10.3     Amendment and Termination.

          The Board may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made which would impair the rights of a Participant with respect to amounts already credited to his Account. The Board may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a lump sum or in equal monthly installments over the following period, unless the Committee determines otherwise:

           Account Balance                                   Payout Period
           ---------------                                   -------------
           $50,000 or less                                   Lump Sum
           More than $50,000 but less than $250,000          3 Years
           $250,000 or more                                  5 Years

          Gains and Losses shall continue to be credited or charged to the Account in accordance with the provisions of Section 5.3. The Company reserves the right to pay each Account in a lump sum, notwithstanding the above schedule.

10.4     Unsecured General Creditor Status Of Employee.

          The payments to a Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, a Beneficiary, or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.

          In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of a Participant (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder.

10.5     Severability.

          If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

10.6     Governing Laws.

          All provisions of the Plan shall be construed in accordance with the internal laws (but not the choice of laws) of Ohio, except to the extent preempted by federal law.

10.7     Binding Effect.

          This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

10.8     Entire Agreement.

          This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

10.9     No Guaranty of Tax Consequences.

          While the Company has established, and will maintain, the Plan, the Company makes no representation, warranty, commitment, or guaranty concerning the income, employment, or other tax consequences of participation in the Plan under federal, state, or local law.

          IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 13th day of May, 2004.


                                 INVACARE CORPORATION



                                 By:    /s/ Gregory C. Thompson
                                        ---------------------------------------
                                 Title: Senior Vice President and
                                        Chief Financial Officer
                                        ---------------------------------------


                                 By:    /s/ A. Malachi Mixon, III
                                        ---------------------------------------
                                 Title: Chairman and Chief Executive Officer
                                        ---------------------------------------